Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-3 No. 333-192698) of Ocera Therapeutics, Inc.,

2.	Registration Statement (Form S-3 No. 333-181215) of Tranzyme, Inc.,

3.
Registration Statement (Form S-8 No. 333-173535) pertaining to the 2001 Employee Stock Option Plan of Tranzyme, Inc., 2001 Non-Employee Stock Option Plan of Tranzyme, Inc., Amended and Restated 2003 Stock Option Plan of Tranzyme, Inc., Amended and Restated 2004 Stock Option Plan of Tranzyme Pharma, Inc., and the 2011 Stock Option and Incentive Plan of Tranzyme, Inc.,

4.	Registration Statement (Form S-8 No. 333-182408) pertaining to the Amended and Restated 2011 Stock Option and Incentive Plan of Tranzyme, Inc.,

5.	Registration Statement (Form S-8 No. 333-191644) pertaining to the Ocera Therapeutics, Inc. 2005 Stock Plan, and

6.	Registration Statement (Form S-8 No. 333-193094) pertaining to the Ocera Therapeutics, Inc. Second Amended and Restated 2011 Stock Option and Incentive Plan;
of our reports dated March 13, 2015, with respect to the consolidated financial statements of Ocera Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Ocera Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Diego, California
March 13, 2015